Exhibit 10.13(a)

AMENDMENT ONE TO THE PEOPLE’S BANK

CAP EXCESS PLAN

This Amendment to the People’s Bank Cap Excess Plan (the “Plan”) is made as of October 4, 2004, except as otherwise hereinafter specifically provided, by People’s United Bank (the “Bank”).

WHEREAS, the Bank adopted the Plan as of January 1, 1997 for the benefit of certain senior executives meeting certain eligibility requirements; and

WHEREAS, Section 11(a) of the Plan provides that the Human Resources Committee of Bank may amend the Plan from time to time subject to certain limitations; and

WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, as amended; and

WHEREAS, Bank has been advised that in order to comply with the provisions of Section 409A, amendments to the Plan are necessary or advisable to remove the requirements that the Bank transfer funds to the Trustee (as defined in the Plan) in the event of a Credit Rating Reduction as heretofore defined in the Plan and that certain other amendments are so necessary or advisable, but may be made in 2008; and

WHEREAS, the Section 11(c) may be construed to provide that certain participant and beneficiary votes be obtained before changing provisions relating to funding requirements in the event of a Credit Rating Reduction and such votes have been obtained; and

WHEREAS, the Bank previously changed its salary grade designations and those previously equivalent to grade 10 and above became equivalent to grade 65O and above; and

WHEREAS, Peoples United Bank a federally chartered savings bank is the corporate successor to People’s Bank, a Connecticut chartered capital stock savings bank; and

WHEREAS, the Human Resources Committee has determined that other amendments should be made to reflect changes in the corporate structure of the Bank and its parent and in the name of the Bank.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of October 4, 2004 except as otherwise specifically provided herein:

1.	There is hereby added to the end of Section 1 the following sentences, effective as of June 7, 2007:

“Benefits under this Plan are intended to supplement benefits to the ERP which refers to the plan which prior June 7, 2007 was known as the People’s Bank Employees’ Retirement Plan, and on and after June 7, 2007 has been known as the People’s United Bank Employees’ Retirement Plan. ‘ Enhanced Plan’ shall refer to the Plan which prior to June 7, 2007 was known as the People’s Bank Enhanced Senior Pension Plan, and on and after June 7, 2007 has been known as the People’s United Bank Enhanced Senior Pension Plan.”

2.	Section 2 (g) is hereby deleted in its entirety and intentionally left blank.

3.	Section 2(m) is hereby amended to read in its entirety as follows:

“Interim Valuation Requirement Date” shall mean the last date of each fiscal year of the Bank.”

4.	The following sentence is hereby added to the end of Section 2(p): as of April 16, 2007:

“ ‘Parent’ shall mean prior to April 17, 2007, People’s Mutual Holdings, a mutual holding company organized pursuant to the Banking Law of Connecticut and on and after April 17, 2007, People’s United Financial, Inc., a Delaware corporation, or its corporate successor or assigns; and the determination of whether any corporation or other entity is a successor or assign of said People’s United Financial, Inc., for purposes of this Agreement shall be made by the CEO or, in the event there is no then acting CEO, by the Board of Directors of the Bank.”

5.	Section 2(o) is hereby amended effective June 7, 2007, to read as follows:

“The ‘Plan’ shall mean this People’s United Bank Cap Excess Plan as amended through the date hereof and as it may be amended from time to time hereafter. The Plan until on or about June 7, 2007 was known as the People’s Bank Cap Excess Plan.”

6.	Section 3(b) is hereby amended to read in its entirety as follows effective as of .

“(b) Each other Employee who is such on or after the Effective Date, shall become a Participant as of the date he first becomes a Member in the ERP and meets both the following requirements:

(i) has a salary grade of 65O or higher; or prior to the Grade Change had a salary grade of 10 or higher; and

(ii) is limited by any of the requirements of the Sections 401(a)(17) or 415 of the Code included in the ERP for purposes of complying with the applicable requirements of the Code.”

The term “Grade Change” shall refer to the time the Bank changed its salary grading system making grades 10 and above equivalent to grades 65O and above.”

7.	Section 5 is hereby amended to read in its entirety as follows:

“5.	Plan Benefit

Any Participant who is such on or after the Effective Date and who is an Employee as of that date shall be entitled to receive under the Plan a supplemental benefit (the “Plan Benefit”). The Plan Benefit shall be a monthly amount payable in the Single Life Form or other form in effect under the ERP equal to the excess of A. over B. where:

A.	is equal to the monthly benefit such Participant would have received for each month under the ERP if the applicable limitations imposed by Sections 401(a)(17) or 415 or both of the Code and regulations thereunder had not been included therein; and

B.	is equal to the monthly amount of the Participant’s ERP Benefit.”

8. Section 7 is hereby amended by (a) changing its title to read in its entirety as “Trust and Change in Control”, and (b) amending subsection (e) thereof to read in its entirety as follows:

“(e) (i) No more than sixty (60) days after the last day of each fiscal year of the Bank, the Bank shall:

A.	Cause the Actuary to compute the Interim Funding Amount as of such last day and deliver to the Trustee the Actuary’s certification of such Interim Funding Amount; and

B.	Pay to the Trustee an amount which when added to the value of the Trust Fund as of such last day would result in a sum equal to or greater than such Interim Funding Amount.

(ii) Any Actuary’s certification delivered pursuant to this subsection (e) may rely on the Trustee’s estimate of expenses to be included in the computation of such Interim Funding Amount.”

IN WITNESS WHEREOF, People’s United Bank, corporate successor to People’s Bank hereby executes this Amendment to be effective as of the dates above provided.

PEOPLE’S UNITED BANK

By	/s/ Philip R. Sherringham
Philip R. Sherringham
Its Acting President and CEO